Exhibit 10.3
PERFORMANCE GUARANTY
This PERFORMANCE GUARANTY (this “Agreement”), dated as of November 19, 2021, is between C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation (the “Performance Guarantor”), and BANK OF AMERICA, N.A. (“BofA”), as agent (in such capacity, the “Agent”) for and on behalf of the Affected Parties under the Receivables Purchase Agreement, dated as of the date hereof, among C.H. Robinson Receivables, LLC, a Delaware limited liability company (the “Seller”), C.H. Robinson Worldwide, Inc., individually and as initial master Servicer (in such capacity, together with its successors and assigns in such capacity, the “Master Servicer”), the Agent and various Conduit Purchasers, Purchaser Agents and Committed Purchasers described therein (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined in this Agreement are used as defined in, or by reference in, the Receivables Purchase Agreement. The interpretive provisions set out in Appendix A of the Receivables Purchase Agreement shall be incorporated herein and applied in the interpretation of this Agreement.
Section 1.Undertaking.
(a)For value received by it and its Affiliates, the Performance Guarantor hereby absolutely, unconditionally and irrevocably assures and undertakes (as primary obligor and not merely as surety) for the benefit of each of the Affected Parties the due and punctual performance and observance by each Originator and the Master Servicer (and any of their respective successors and assigns in such capacity) of all their respective covenants, agreements, undertakings, indemnities and other obligations or liabilities (including, in each case, those related to any breach by any Originator or Master Servicer, as applicable, of its respective representations, warranties and covenants), whether monetary or non-monetary and regardless of the capacity in which incurred (including all of any Originator’s or Master Servicer’s payment, repurchase, Deemed Collections (including as defined in the Sale Agreement), indemnity or similar obligations), under any of the Transaction Documents (collectively, the “Guaranteed Obligations”), irrespective of: (A) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, this Agreement, the Transaction Documents or any documents related hereto or thereto, (B) any change in the existence, formation or ownership of, or the bankruptcy or insolvency of, the Seller, any Originator, Master Servicer or any other Person, (C) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Guaranteed Obligation (or any collateral security therefor, including the property sold, contributed (or purportedly sold or contributed) or otherwise pledged or transferred by any Originator under the Sale Agreement) or any party to this Agreement, the Transaction Documents or any related documents, (D) the existence of any claim, set-off, counterclaim or other right that the Performance Guarantor or any other Person may have against the Seller, any Originator, Master Servicer or any other Person, (E) any impossibility or impracticability of performance, illegality, force majeure, act of war or terrorism, any act of any Governmental Authority or any other circumstance or occurrence that might otherwise constitute a legal or equitable discharge or defense available to, or provides a discharge of, the Performance Guarantor, (F) any Law affecting any term of any of the Guaranteed Obligations or any Transaction Document, or rights of the Administrative Agent or any other Affected Party with respect thereto or otherwise, (G) the failure by the Administrative Agent or any Affected Party to take any steps to perfect and maintain perfected its interest in, or the impairment or release of, any Collateral, (H) any failure to obtain any authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the Guaranteed Obligations or otherwise or (I) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Performance Guarantor, any Originator, any surety or any guarantor (other than the defense of performance and/or payment in full of the Guaranteed Obligations).
(b)Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Originator or Master Servicer (or any of their respective successors and assigns in such capacity) shall fail in any manner whatsoever to perform or observe any of its respective Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document to which it is a party, then the Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or to observe any Guaranteed Obligation that the Administrative Agent or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, the Seller, any Originator, Master Servicer or any other Person or have initiated any action or proceeding against the Performance Guarantor, the Seller, any Originator, Master Servicer or any other Person in respect thereof. The Performance Guarantor also hereby expressly waives any defenses based on any of the provisions set forth above and all defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Guaranteed Obligations whether in equity or at law. The Performance Guarantor agrees that its obligations hereunder shall be irrevocable and unconditional. The Performance Guarantor hereby also expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Affected Parties (or any of them) exhaust any right to take any action against the Seller, any Originator, Master Servicer or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any of the foregoing), or with respect to any collateral or collateral security at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations. The Performance Guarantor agrees that it shall not exercise or assert any right which it may acquire by way of subrogation under this Agreement unless and until all Guaranteed Obligations shall have been indefeasibly paid and performed in full. For the sake of clarity, and without limiting the foregoing, it is expressly acknowledged and agreed that the Guaranteed Obligations do not include the payment or guaranty of any amounts to the extent such amounts constitute recourse with respect to a Pool Receivable or Related Asset by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor.
Section 2.Confirmation. The Performance Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the Seller, any Originator, the Master Servicer and the Affected Parties, as applicable, with the Performance Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with the Performance Guarantor’s full knowledge and consent. The Performance Guarantor hereby confirms (i) that on the date hereof, it directly or indirectly owns (through one or more subsidiaries) 100% of the Voting Stock of each Originator and the Seller and (ii) that it is in the best interest of the Performance Guarantor to execute this Agreement, inasmuch as the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from the transactions contemplated by this Agreement and the other Transaction Documents. The Performance Guarantor agrees to promptly notify the Administrative Agent in the event that it ceases to directly or indirectly own 100% of the Voting Stock of any Originator or the Seller.
Section 3.Covenants. The Performance Guarantor covenants and agrees that, from the date hereof until all Guaranteed Obligations are indefeasibly paid and satisfied in full, it shall observe and perform the following covenants:

Performance Guaranty

(a)Sale Treatment. The Performance Guarantor and each Originator, on a consolidated basis, shall not account for, or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement other than as a sale of Receivables or inconsistent with the interests of the Seller and the Agent in the Receivables and Collections.
(b)Mergers, Sales, Etc. It shall not (i) consolidate or merge with or into, or sell, lease or otherwise transfer all or substantially all of its assets to, any other Person, unless (a) the Performance Guarantor is the surviving entity, (b) if the Performance Guarantor is not the surviving entity, such surviving entity assumes the obligations of the Performance Guarantor under this Agreement or (c) the Administrative Agent and each Purchaser has provided prior written consent to such consolidation, merger or sale, such consent not to be unreasonably withheld or delayed, or (ii) discontinue or eliminate any business line or segment if such discontinuance or elimination could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Actions Contrary to Separateness. It shall not take any action inconsistent with the terms of Section 7.8 of the Receivables Purchase Agreement.
(d)Information and Assistance. It shall, from time to time, promptly at the request of the Administrative Agent (for itself or on behalf of any other Affected Party), provide information relating to its business or affairs as the Administrative Agent (for itself or on behalf of any other Affected Party) may reasonably request. It shall also do all such things and execute all such documents as the Administrative Agent may reasonably consider necessary or desirable to give full effect to this Agreement and to perfect or preserve the rights and powers of the Administrative Agent or any other Affected Party hereunder or with respect hereto.
(e)Impairment Actions. It shall not take any action that could reasonably be expected to (i) cause any Pool Receivable, together with the Related Assets, not to be owned by Seller free and clear of any Adverse Claim; (ii) cause Administrative Agent not to have a valid and perfected ownership interest or first priority perfected security interest in each Pool Receivable, together with the Related Assets, each Lock-Box Account and all proceeds of the foregoing (to the extent such security interest can be perfected by filing a financing statement or the execution of an account control agreement), in each case free and clear of any Adverse Claim, or (iii) cause this Agreement to cease being a legal, valid and binding obligation of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with its terms.
(f)Anti-Corruption Laws and Anti-Money Laundering Laws. None of the Performance Guarantor, each Person directly or indirectly controlling the Performance Guarantor, each Person directly or indirectly controlled by the Performance Guarantor and each other Affiliate of any of the foregoing shall (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) maintain policies and procedures reasonably designed to promote and achieve compliance with all applicable Anti-Money Laundering and Anti-Corruption Laws in all material respects; and (iii) ensure it does not use any of the Purchase or Reinvestment in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
(g)Reporting Requirements. Performance Guarantor, whether or not it is the Master Servicer, shall furnish all items required by Section 7.5(a) and 7.5(b) of the Receivables Purchase Agreement.
Section 4.Miscellaneous.
(a)The Performance Guarantor agrees that any payments hereunder will be made in accordance with Section 3.3 of the Receivables Purchase Agreement.

Performance Guaranty

(b)Any payments under this Agreement shall be made in full in U.S. Dollars to the Administrative Agent in the United States without any set-off, deduction or counterclaim; and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. Dollars required hereunder.
(c)No amendment or waiver of any provision of this Agreement nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Performance Guarantor. No failure on the part of the Administrative Agent or any other Affected Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
(d)This Agreement shall bind and inure to the benefit of the parties hereto, the other Affected Parties and their respective successors and permitted assigns. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Agreement without the prior written consent of the Administrative Agent and each Purchaser. Each of the parties hereto hereby agrees that each of the Affected Parties shall be a third-party beneficiary of this Agreement.
(e)THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
(f)EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.
(g)EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

Performance Guaranty

Section 5.Termination of Performance Guaranty.
(a)This Agreement and the Performance Guarantor’s obligations hereunder shall remain operative and continue in full force and effect until the later of (i) the Final Payout Date, and (ii) such time as all Guaranteed Obligations are duly performed and indefeasibly paid and satisfied in full, provided, that this Agreement and the Performance Guarantor’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator, Seller, Master Servicer or otherwise, as applicable, as though such payment had not been made or other satisfaction occurred, whether or not the Administrative Agent or any of the Affected Parties (or their respective assigns) are in possession of this Agreement. To the fullest extent permitted by Law, no invalidity, irregularity or unenforceability by reason of any bankruptcy, insolvency, reorganization or other similar Law, or any other Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, or be a defense to or claim against the obligations of the Performance Guarantor under this Agreement.
(b)This Agreement shall survive the insolvency of any Originator, Master Servicer, Seller, any Affected Party or any other Person and the commencement of any case or proceeding by or against any Originator, Master Servicer, Seller or any other Person under any bankruptcy, insolvency, reorganization or other similar Law. No automatic stay under any bankruptcy, insolvency, reorganization or other similar Law with respect to any Originator, Master Servicer, Seller or any other Person shall postpone the obligations of the Performance Guarantor under this Agreement.
Section 6.Set-off. Each Affected Party (and its assigns) is hereby authorized by the Performance Guarantor at any time and from time to time, without notice to the Performance Guarantor (any such notice being expressly waived by the Performance Guarantor) and to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums at any time held by, and other indebtedness at any time owing to, any such Affected Party to or for the credit to the account of the Performance Guarantor, against any and all Guaranteed Obligations of the Performance Guarantor, now or hereafter existing under this Agreement.
Section 7.Entire Agreement; Severability; No Party Deemed Drafter. This Agreement and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable in any action or proceeding on account of the amount of the Performance Guarantor’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Performance Guarantor or any Affected Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or

Performance Guaranty

unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 8.Expenses. The Performance Guarantor agrees to pay on demand:
(a)all reasonable costs and expenses incurred by the Administrative Agent or any other Affected Party in connection with the negotiation, preparation, execution and delivery of this Agreement and any amendment, restatement or supplement of, or consent or waivers under, this Agreement (whether or not consummated), enforcement of, or any actual or claimed breach of, or claim under, this Agreement, including the reasonable fees and expenses of counsel incurred in connection therewith and all accountants’, auditors’, consultants’ and other agents’ fees and expenses incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents; and
(b)all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, and agrees to indemnify and hold harmless the Administrative Agent and each of the other Affected Parties against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees.
Section 9.Indemnities by Performance Guarantor. Without limiting any other rights which any Affected Party may have hereunder or under applicable Law, the Performance Guarantor agrees to indemnify and hold harmless each Affected Party and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an “Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by the Performance Guarantor of any of its obligations or duties under this Agreement or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by the Performance Guarantor in any of its capacities under the Receivables Purchase Agreement and any other Transaction Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Transaction Document to which it is a party in any capacity; (iii) the failure of any information provided to any such Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, to be true and correct; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, not materially misleading; (v) any negligence or misconduct on the Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Agreement or any other Transaction Document; (vi) the failure by the Performance Guarantor to comply with any applicable Law, rule or regulation with respect to this Agreement, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Guaranteed Obligations or otherwise or (vii) the failure of this Agreement to constitute a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms; provided, however, notwithstanding anything to the contrary in this Section 9, Indemnified Amounts shall be excluded solely to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of such Indemnified Party.

Performance Guaranty

Section 10.Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including by e-mail or facsimile) and mailed, e-mailed, telecopied, telegraphed, cabled or delivered to the receiving party at its address designated on Schedule A of this Agreement or at such other address as shall have been designated by the receiving party in a written notice to the sending party. All such notices and other communications shall, when mailed or faxed, be effective when deposited in the mails or faxed, respectively.
Section 11.Taxes. All payments to be made by the Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If the Performance Guarantor is required by Law to make any deduction or withholding on account of Tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Affected Parties receive a net sum equal to the sum which it would have received had no deduction or withholding been made.
Section 12.Waiver of Immunity. To the extent that the Performance Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Performance Guarantor hereby irrevocably and unconditionally waives, and agrees for the benefit of the Affected Parties not to plead or claim, any such immunity, and consents to such relief and enforcement.
[Signatures Commence on the Following Page]

Performance Guaranty

    IN WITNESS WHEREOF, the Performance Guarantor has executed this Agreement as of the date first written above.

C.H. ROBINSON WORLDWIDE, INC.,
as Performance Guarantor

By: /s/ Brent C. Schoenrock
Name: Brent Schoenrock
Title:    Treasurer

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BofA/CHR –Performance Guaranty

ACCEPTED AND ACKNOWLEDGED, as of the date first written above.

BANK OF AMERICA, N.A.,
as Agent

By: /s/ Daniel Ghanem
Name: Daniel Ghanem
Title:    Vice President

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BofA/CHR –Performance Guaranty

SCHEDULE A
ADDRESSES FOR NOTICE
If to Performance Guarantor:
C.H. Robinson Worldwide, Inc.
14701 Charlson Road
Eden Prairie, MN 55347
Attention: Brent Schoenrock
Tel: (xxx) xxx-xxxx
Email: xxxxxx

If to Agent:
Bank of America, N.A.
Trade Receivables Securitization Finance
13510 Ballantyne Corporate PI
Charlotte, NC 28277
Attn: Christopher Haynes
Tel: xxx-xxx-xxxx
Email: xxxxxx
Schedule A